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                                                                    EXHIBIT 4(d)





                            PCI-PR PROFIT SHARING AND
                             RETIREMENT SAVINGS PLAN


                          Effective as of July 1, 1998











                                                                          (6/99)



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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

ARTICLE I.....................................................................2

   DEFINITIONS................................................................2
     Section 1.01.   Account..................................................2
     Section 1.02.   Accounting Date..........................................2
     Section 1.03.   Beneficiary..............................................2
     Section 1.04.   Board....................................................2
     Section 1.05.   Code.....................................................2
     Section 1.06.   Committee................................................2
     Section 1.07.   Company..................................................2
     Section 1.08.   Compensation.............................................3
     Section 1.09.   Disability...............................................4
     Section 1.10.   Effective Date...........................................4
     Section 1.11.   Eligible Employee........................................4
     Section 1.12.   Employee.................................................4
     Section 1.13.   Employer.................................................4
     Section 1.14.   Entry Date...............................................5
     Section 1.15.   ERISA....................................................5
     Section 1.16.   Former Participant.......................................5
     Section 1.17.   Income...................................................5
     Section 1.18.   Investment Manager.......................................5
     Section 1.19.   Leased Employee..........................................5
     Section 1.20.   Nonforfeitable...........................................6
     Section 1.21.   Nonforfeitable Account Balance...........................6
     Section 1.22.   Normal Retirement Age....................................6
     Section 1.23.   Participant..............................................6
     Section 1.24.   Part-time Employee.......................................6
     Section 1.25.   Plan.....................................................6
     Section 1.26.   Plan Administrator.......................................6
     Section 1.27.   Plan Year................................................7
     Section 1.28.   Profit Sharing Account...................................7
     Section 1.29.   Related Employers........................................7
     Section 1.30.   Rollover Account.........................................7
     Section 1.31.   Service and Break in Service Definitions.................7
     Section 1.32.   Transfer Account........................................13
     Section 1.33.   Treasury Regulations....................................13
     Section 1.34.   Trust...................................................13
     Section 1.35.   Trust Fund..............................................13
     Section 1.36.   Trustee.................................................13
     Section 1.37.   Valuation Date..........................................13
     Section 1.38.   Terms Defined Elsewhere.................................13

ARTICLE II...................................................................15

   ELIGIBILITY AND PARTICIPATION.............................................15
     Section 2.01.   Eligibility.............................................15
     Section 2.02.   Participation upon Re-employment........................15
     Section 2.03.   Enrollment..............................................15
     Section 2.04.   Transfer Between Classes of Employees...................15

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                                                                            PAGE
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ARTICLE III..................................................................17

   CONTRIBUTIONS.............................................................17
     Section 3.01.   Individual Accounts.....................................17
     Section 3.02.   Profit Sharing Contributions............................17
     Section 3.03.   Profit Sharing Contribution Allocation and
                     Accrual of Benefit......................................17
     Section 3.04.   Voluntary Employee Nondeductible Contributions..........18
     Section 3.05.   Time of Payment of Contribution.........................18
     Section 3.06.   Allocation of Forfeitures...............................18
     Section 3.07.   Rollover and Transfer Contributions.....................18
     Section 3.08.   Return of Contributions.................................19

ARTICLE IV...................................................................21

   TERMINATION OF SERVICE; PARTICIPANT VESTING...............................21
     Section 4.01.   Vesting.................................................21
     Section 4.02.   Included Years of Service - Vesting.....................21
     Section 4.03.   Forfeiture Occurs.......................................21
     Section 4.04.   Cash-out Distributions to Partially-vested
                     Participants............................................22
     Section 4.05.   Restoration of Forfeited Portion of Account.............23
     Section 4.06.   Transfer Between Classes of Employees...................24

ARTICLE V....................................................................26

   TIME AND METHOD OF PAYMENT OF BENEFITS....................................26
     Section 5.01.   Retirement..............................................26
     Section 5.02.   Distribution upon Separation from Service
                     Prior to Normal Retirement Age..........................26
     Section 5.03.   Method of Payment of Benefits upon Normal
                     Retirement or Separation from Service (Other
                     than Due to Death) - Annuity Distributions to
                     Certain Participants....................................29
     Section 5.04.   Waiver Election - Qualified Joint and Survivor
                     Annuity.................................................29
     Section 5.05.   Optional Forms of Benefit Payments......................31
     Section 5.06.   Distributions upon Death................................31
     Section 5.07.   Designation of Beneficiary..............................35
     Section 5.08.   Failure of Beneficiary Designation......................36
     Section 5.09.   Special Rules for Transfer Accounts.....................36
     Section 5.10.   Distributions under Domestic Relations Orders...........36
     Section 5.11.   Re-employment of Participants Receiving Payments........38
     Section 5.12.   Form of Payments........................................38
     Section 5.13.   Lost Participant or Beneficiary.........................38
     Section 5.14.   Facility of Payment.....................................38
     Section 5.15.   Distribution of Assets Transferred from Money
                     Purchase Pension Plan...................................39
     Section 5.16.   Written Instruction Not Required........................39

ARTICLE VI...................................................................40

   WITHDRAWALS...............................................................40
     Section 6.01.   Special Withdrawal Rules Applicable to Transfer
                     Accounts................................................40
     Section 6.02.   Withdrawals upon Attainment of Age 59 1/2...............40

ARTICLE VII..................................................................41

   EMPLOYER ADMINISTRATIVE PROVISIONS........................................41
     Section 7.01.   Establishment of Trust..................................41
     Section 7.02.   Information to Committee................................41
     Section 7.03.   No Liability............................................41

                                       ii
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                                                                            PAGE
                                                                            ----

     Section 7.04.   Indemnity of Committee..................................41
     Section 7.05.   Investment Funds........................................42

ARTICLE VIII.................................................................43

   PARTICIPANT ADMINISTRATIVE PROVISIONS.....................................43
     Section 8.01.   Personal Data to Committee..............................43
     Section 8.02.   Address for Notification................................43
     Section 8.03.   Assignment or Alienation................................43
     Section 8.04.   Notice of Change in Terms...............................43
     Section 8.05.   Participant Direction of Investment.....................43
     Section 8.06.   Change of Investment Designations.......................44
     Section 8.07.   Litigation Against the Trust............................45
     Section 8.08.   Information Available...................................45
     Section 8.09.   Appeal Procedure for Denial of Benefits.................45

ARTICLE IX...................................................................47

   ADMINISTRATION OF THE PLAN................................................47
     Section 9.01.   Allocation of Responsibility among Fiduciaries for
                     Plan and Trust Administration...........................47
     Section 9.02.   Appointment of Committee................................47
     Section 9.03.   Committee Procedures....................................48
     Section 9.04.   Records and Reports.....................................48
     Section 9.05.   Other Committee Powers and Duties.......................48
     Section 9.07.   Application and Forms for Benefits......................49
     Section 9.08.   Authorization of Benefit Payments.......................49
     Section 9.09.   Funding Policy..........................................49
     Section 9.10.   Fiduciary Duties........................................50
     Section 9.11.   Allocation or Delegation of Duties and
                     Responsibilities........................................50
     Section 9.12.   Procedure for the Allocation or Delegation of
                     Fiduciary Duties........................................51
     Section 9.13.   Separate Accounting.....................................51
     Section 9.14.   Value of Participant's Account..........................52
     Section 9.15.   Individual Statement....................................52
     Section 9.16.   Fees and Expenses from Fund.............................52

ARTICLE X....................................................................53

   MISCELLANEOUS.............................................................53
     Section 10.01.  Evidence................................................53
     Section 10.02.  No Responsibility for Employer Action...................53
     Section 10.03.  Fiduciaries Not Insurers................................53
     Section 10.04.  Waiver of Notice........................................53
     Section 10.05.  Successors..............................................53
     Section 10.06.  Word Usage..............................................54
     Section 10.07.  Headings................................................54
     Section 10.08.  State Law...............................................54
     Section 10.09.  Employment Not Guaranteed...............................54

ARTICLE XI...................................................................55

   EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION.................................55
     Section 11.01.  Exclusive Benefit.......................................55
     Section 11.02.  Amendment by Employer...................................55

                                      iii
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                                                                            PAGE
                                                                            ----

     Section 11.03.  Amendment to Vesting Provisions.........................56
     Section 11.04.  Discontinuance..........................................56
     Section 11.05.  Full Vesting on Termination.............................57
     Section 11.06.  Merger, Direct Transfer and Elective Transfer...........57
     Section 11.07.  Termination.............................................58


                                       iv
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                                                                            PAGE
                PCI-PR PROFIT SHARING AND RETIREMENT SAVINGS PLAN


         Packaging Coordinators, Inc. hereby establishes, effective as of July 1, 1998, the PCI-PR Profit Sharing and Retirement Savings Plan (the "Plan") for the purpose of helping its eligible employees, and those of its subsidiaries and affiliated companies that adopt the Plan, to provide additional security for their retirement by providing employer contributions as an incentive to enhance their individual performance and the performance of Packaging Coordinators, Inc.

         The Plan is a profit sharing plan intended to qualify under Sections 1165(a) of the Puerto Rico Internal Revenue Code of 1994 (the "Code") and the trust forming a part thereof is intended to be exempt from taxation under Code
Section 1165(a) and Section 501(a) of the United States Internal Revenue Code of 1986, as amended.

         Following the establishment of the Plan, employees of Packaging Coordinators Incorporated, Caribe and Tri-Line Co., Inc. who were participating in the Packaging Coordinators, Inc. Money Purchase Pension Plan and the Packaging Coordinators, Inc. Profit Sharing Plan will have their accounts in such plans transferred to the Plan. To the extent the accounts of employees who were participating in the Packaging Coordinators, Inc. Money Purchase Pension Plan and the Packaging Coordinators, Inc. Profit Sharing Plan are transferred to or merged into the Plan, any beneficiary designation or any other applicable agreement, elections or consents that participants, spouses, or beneficiaries validly executed under such plans shall be honored by this Plan, to the extent not inconsistent with this Plan and unless otherwise required by law. An Employee whose employment with the Employer terminates prior to the Effective Date shall be entitled to a benefit, if any, as determined under the provisions of the Packaging Coordinators, Inc. Money Purchase Pension Plan and/or the Packaging Coordinators, Inc. Profit Sharing Plan, as applicable, in effect on the date his employment terminated.


                                       1
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                                                                            PAGE

                                    ARTICLE I
         DEFINITIONS

         Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.

         Section 1.01. ACCOUNT . The separate bookkeeping account that the Committee or the Trustee shall maintain for a Participant pursuant to Section
9.13 of this Plan.

         Section 1.02. ACCOUNTING DATE . The last day of the Plan Year. Except as otherwise provided herein, the Committee shall make allocations of Profit Sharing Contributions for a particular Plan Year as of the Accounting Date of that Plan Year.

         Section 1.03. BENEFICIARY . A person, including any individual, legal representative, estate or other entity, designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Committee's, or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

         Section 1.04. BOARD . The board of directors of Packaging Coordinators, Inc. or a committee thereof acting on its behalf.

         Section 1.05. CODE . The Puerto Rico Internal Revenue Code of 1994, as it may be amended from time to time.

         Section 1.06. COMMITTEE . The person or persons appointed pursuant to
Article IX as the PCI-PR Profit Sharing and Retirement Savings Plan Committee, as from time to time constituted, to assist the Employer in the administration of the Plan in accordance with said Article.

         Section 1.07. COMPANY . Packaging Coordinators, Inc., a Pennsylvania corporation.

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                                                                            PAGE

         Section 1.08. COMPENSATION . The Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). Compensation also includes "ELECTIVE CONTRIBUTIONS" made by the Employer on the Employee's behalf. Elective Contributions are amounts excludible from the Employee's gross income under Code Section 1165(e). The term "Compensation" does not include:

                  (i) Employer contributions (other than Elective Contributions) to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

                  (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                  (iii) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

                  (iv) Moving allowances, automobile allowances, tuition reimbursement, financial/tax planning reimbursement, other extraordinary compensation, including tax "gross-up" payments, and imputed income from other employer-provided benefits.

                  (v) Other amounts that receive special tax benefits, such as premiums for group term life insurance or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract (whether or not the contributions are excludible from the gross income of the Employee), other than Elective Contributions.

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                                                                            PAGE

                  Any reference in this Plan to Compensation is a reference to the definition in this Section 1.08, unless the Plan reference specifies a modification to this definition. The Committee will take into account only Compensation actually paid for the relevant period.

         Section 1.09. DISABILITY . Means that the Employee has applied and qualifies for disability under the Social Security Act, as amended.

         Section 1.10. EFFECTIVE DATE . July 1, 1998, the date on which the provisions of this Plan become effective, except as otherwise provided herein.

         Section 1.11. ELIGIBLE EMPLOYEE . Any Employee other than an Employee who may be excluded from participation pursuant to Code Section 1165(a)(3)(C)(ii) as a nonresident alien or as an Employee covered by a collective bargaining agreement recognized as such under applicable Puerto Rico law and which does not expressly provide for participation in this Plan by Employees covered thereunder, or an Employee who is a nonresident of Puerto Rico. An Eligible Employee may become a Participant in the Plan pursuant to the requirements of Article II.

         Section 1.12. EMPLOYEE . Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer as a common law employee (or who would be receiving such remuneration except for an authorized leave of absence). The term shall not include any consultant, independent contractor or any Leased Employee deemed to be an employee of the Employer, nor any person employed by the Employer solely as a Director. Any individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Company or in accordance with law to be a common law employee, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax qualified status of the Plan.

         Section 1.13. EMPLOYER . The Company and any Related Employer which shall ratify and adopt this Plan in a manner satisfactory to, and with the consent of, Packaging Coordinators, Inc., and which have adopted this Plan as listed on the attached Appendix A. Whenever the terms of this Plan authorize the Employer or the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee

                                       4
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                                                                            PAGE

of the Board, or by the Committee for the Plan in accordance with its procedures under Section 9.03 hereof.

         Section 1.14. ENTRY DATE . The date as of which an Eligible Employee satisfies the eligibility requirements of Article II. In the case of an eligible Part-time Employee, the Entry Date occurs as of the last day of the Eligibility Computation Period in which such Part-time Employee completes the required 1,000 Hours of Service.

         Section 1.15. ERISA . The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.

         Section 1.16. FORMER PARTICIPANT . A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

         Section 1.17. INCOME . The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.

         Section 1.18. INVESTMENT MANAGER . A person or organization who is appointed under Section 9.05 to direct the investment of all or part of the Trust Fund, and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he is a fiduciary with respect to the Plan.

         Section 1.19. LEASED EMPLOYEE . Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("LEASING ORGANIZATION"), has performed services for the Employer (or for the Employer and related persons) on a substantially full time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Employer shall be treated as provided by the Employer. If applicable,

                                       5
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                                                                            PAGE

Compensation under Section 1.08 includes compensation from the Leasing Organization which is attributable to services performed for the Employer.

         A Leased Employee shall not be considered an Employee of the Employer if: (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20% of the Employer's nonhighly compensated workforce.

         Section 1.20. NONFORFEITABLE . A Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to all or a portion of the Participant's Account.
         Section 1.21. NONFORFEITABLE ACCOUNT BALANCE . The aggregate value of the Participant's vested Account balances whether vested before or upon death.

         Section 1.22. NORMAL RETIREMENT AGE . The later of 65 years of age or the attained age of the Participant on the fifth anniversary of the date the Participant commenced participation in the Plan. "NORMAL RETIREMENT" means a Participant's Separation from Service following his attainment of Normal Retirement Age.

         Section 1.23. PARTICIPANT . An Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01. An Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee has fully distributed the vested amount standing in his Account to him.

         Section 1.24. PART-TIME EMPLOYEE . An Eligible Employee who is regularly scheduled to work fewer than 20 Hours of Service per week.

         Section 1.25. PLAN . The plan designated as the PCI-PR Profit Sharing and Retirement Savings Plan as set forth herein or in any amendments hereto.

         Section 1.26. PLAN ADMINISTRATOR . Cardinal Health, Inc., or the person(s) or entity appointed by Packaging Coordinators, Inc. to serve as Plan Administrator.

         Section 1.27. PLAN YEAR . The fiscal year of the Plan, a 12 consecutive month period commencing on July 1 and ending on June 30.

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                                                                            PAGE

         Section 1.28. PROFIT SHARING ACCOUNT . That portion of a Participant's Account credited with Profit Sharing Contributions under Sections 3.02 and 3.03, and adjustments relating thereto.

         Section 1.29. RELATED EMPLOYERS . A controlled group of corporations (as defined in ERISA Section 210(c)), trades or business (whether or not incorporated) which are under common control (as defined in ERISA Section 210(d)), or an affiliated service group. If the Employer is a member of a group of Related Employers, the term "Employer" includes the Related Employers for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Article IV, the definitions of Employee, Compensation, Leased Employee, and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in
Section 1.14 may contribute to the Plan, and only an Employee employed by an Employer described in Section 1.14 is eligible to participate in this Plan.

         Section 1.30. ROLLOVER ACCOUNT . That portion of a Participant's Account credited with Rollover Contributions under Section 3.07, and adjustments relating thereto.

         Section 1.31.     SERVICE AND BREAK IN SERVICE DEFINITIONS .

         A. ABSENCE FROM SERVICE. A severance or absence from service for any reason other than a quit, discharge, retirement or death, such as vacation, holiday, sickness, or layoff. Notwithstanding the foregoing, an absence due to an "AUTHORIZED LEAVE OF ABSENCE," or qualified military service in accordance with Puerto Rico and federal law shall not constitute an Absence from Service.

         B. AUTHORIZED LEAVE OF ABSENCE. An Authorized Leave of Absence shall mean:

                  (i) a leave of absence, with or without pay, granted by the Employer in writing under a uniform, nondiscriminatory policy applicable to all Employees; however, such absence shall constitute an Authorized Leave of Absence only to the extent that applicable Puerto Rico and federal laws and regulations permit service credit to be given for such leave of absence;

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                                                                            PAGE

                  (ii) a leave of absence due to service in the Armed Forces of the United States to the extent required by applicable Puerto Rico and/or federal laws; or

                  (iii) a leave of absence authorized under the Family and Medical Leave Act, but only to the extent that such Act requires that service credit be given for such period.

         C. BREAK IN SERVICE. Each 12 consecutive months in the period (i) commencing on the earlier of (a) the date on which the Employee quits, is discharged, retires or dies, or (b) the first anniversary of the first day of any Absence from Service, and (ii) ending on the date the Employee is again credited with an Hour of Service for the performance of duties for the Employer. If an Employee is on maternity or paternity leave, and the absence continues beyond the first anniversary of such absence, the Employee's Break in Service will commence no earlier than the second anniversary of such absence. The period between the first and second anniversaries of the first date of a maternity or paternity leave is not part of either a Period of Service or a Break in Service. The Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. Notwithstanding the foregoing, if such maternity or paternity leave constitutes an Authorized Leave of Absence, such leave shall not be considered part of a Break in Service.

                  In the case of a Part-time Employee, however, a Break in Service shall mean a Plan Year during which such Part-time Employee completed fewer than 501 Hours of Service.

         D. ELIGIBILITY COMPUTATION PERIOD. With respect to those Eligible Employees who are Part-time Employees, the 12 consecutive month period used to measure Hours of Service for purposes of eligibility to begin and maintain participation in the Plan.

                           (i) "INITIAL ELIGIBILITY COMPUTATION PERIOD" shall mean, for any such Employee, the Plan Year that begins on or within the Initial Eligibility Computation Period and succeeding Plan Years.

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                                                                            PAGE

                           (ii) "SUBSEQUENT ELIGIBILITY COMPUTATION PERIOD" shall mean, for any such Employee, the Plan Year that begins on or within the Initial Eligibility Computation Period, and succeeding Plan Years.

         E. EMPLOYMENT COMMENCEMENT DATE. The date upon which an Employee first performs an Hour of Service for the Employer.

         F.       HOUR OF SERVICE.  Hour of Service shall mean:

                  (i) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Committee shall credit Hours of Service under this subparagraph (i) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

                  (ii) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Committee shall credit Hours of Service under this subparagraph (ii) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and

                  (iii) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Committee shall not credit more than 501 Hours of Service under this subparagraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Committee shall credit Hours of Service under this subparagraph (iii) in accordance with the rules

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                                                                            PAGE

                           of paragraphs (b) and (c) of Labor Reg. Section 2530.200b-2, which the Plan by this reference specifically incorporates in full within this subparagraph (iii).

                  The Committee shall not credit an Hour of Service under more than one of the subparagraphs. Furthermore, if the Committee is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee's Employment Commencement Date or with an anniversary of such date, then the 12-month period shall be substituted for the term "Plan Year" wherever the latter term appears in this section. The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

                  The Committee shall credit Part-time Employees with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

                  Hours of Service will be credited for employment with other members of an affiliated service group (under ERISA Section 210(c)), a controlled group of corporations (under ERISA
                  Section 210(c)), or a group of trades or businesses under common control (under ERISA Section 210(d)) of which the adopting Employer is a member.

                  Solely for purposes of determining whether a Part-time Employee incurs a Break in Service under any provision of this Plan, the Committee shall credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Committee shall credit Hours of Service that the Part-time Employee would receive if he were paid during the absence period, or if the Committee cannot determine the number of Hours of Service the Part-time Employee would receive, on the basis of eight hours per day during the absence period. The Committee

                                                                            PAGE

                  shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent a Part-time Employee's Break in Service. The Committee shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Part-time Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his or her absence period begins, the Committee shall credit these Hours of Service to the immediately following computation period.

         G. PERIOD OF SERVICE. The period of Service commencing on an Employee's Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date. Notwithstanding anything else to the contrary, a Period of Service will include (a) any Period of Severance resulting from a quit, discharge, or retirement if within 12 months of his Severance from Service Date, the Employee is credited with an Hour of Service for the performance of duties for the Employer, and
                  (b) any Period of Severance if the Employee quits, is discharged, or retires during an Absence from Service of less than 12 months and is then credited with an Hour of Service within 12 months of the date on which the Absence from Service began, and any other period of Service as defined in subsection K below.

         H. PERIOD OF SEVERANCE. The period commencing on any Severance from Service Date and ending on the date an Employee is again credited with an Hour of Service for the performance of duties for the Employer.

         I. RE-EMPLOYMENT COMMENCEMENT DATE. The date upon which an Employee first performs an Hour of Service for the Employer following a Break in Service.

         J. SEPARATION FROM SERVICE. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or Related Employers.

         K. SERVICE. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with reasonable and uniform standards and policies adopted by the Plan Administrator, which standards and policies shall be consistently observed. For purposes of

                                                                            PAGE

                  counting an Employee's Service, the Plan shall treat an Employee's Service with employers who are part of a group of Related Employers of which the Employer is a member as Service with the Employer for the period during which the employers are Related Employers. Service for purposes of determining eligibility to participate and vesting may also be granted for an Employee's Period of Service prior to the date his employer became a Related Employer if such Service is granted in accordance with the Code and applicable regulations. For all Plan purposes, the Plan shall treat the following periods as
                  Service:

                  (i) any Authorized Leave of Absence, subject to the service crediting limitations set forth in Section 1.30B;

                  (ii) any qualified military service in accordance with Puerto Rico and federal law; and

                  (iii) any other absence during which the Participant continues to receive his regular Compensation.

         L. SEVERANCE FROM SERVICE DATE. The earlier of (i) the date on which an Employee quits, is discharged, retires, or dies, or
                  (ii) the first anniversary of the first date of any Absence from Service.

         M. YEAR OF SERVICE. Each one-year Period of Service. Unless otherwise provided in this Plan, Periods of Service which are less than a year shall be aggregated on the basis that 12 months (30 days are deemed to be a month in the case of aggregation of fractional months) or 365 days equal a whole year. Notwithstanding the foregoing, a Participant (other than a Part-time Employee) who has incurred a Separation from Service and who has completed five or more months of Service following the most recent anniversary of his Employment Commencement Date (or Reemployment Commencement Date, as applicable) shall, as of such termination of employment, receive credit for a full Year of Service for vesting purposes for such Period of Service.

                                                                            PAGE

                  In the case of Part-time Employees, a Year of Service means a 12-month computation period during which the Part-time Employee completes 1,000 or more Hours of Service.

         Section 1.32. TRANSFER ACCOUNT . That portion of a Participant's Account credited with Rollover and/or Transfer Contributions under Section 3.07, and adjustments relating thereto.

         Section 1.33. TREASURY REGULATIONS . Regulations promulgated under the Puerto Rico Internal Revenue Code by the Secretary of the Treasury.

         Section 1.34. TRUST . The Trust known as the PCI-PR Profit Sharing and Retirement Savings Plan Trust and maintained in accordance with the terms of the trust agreement, as from time to time amended, between Packaging Coordinators, Inc. and the Trustee.

         Section 1.35. TRUST FUND . All property of every kind held or acquired by the Trustee under the Trust agreement other than incidental benefit insurance contracts.

         Section 1.36. TRUSTEE . Banco Santander Puerto Rico, or such other entity or person(s) that subsequently may be appointed by Packaging Coordinators, Inc.

         Section 1.37. VALUATION DATE . Each day on which the New York Stock Exchange is open for trading.

         Section 1.38.     TERMS DEFINED ELSEWHERE .

Annuity Starting Date      Sections 5.02 (B) and 5.04
Cash-out Distribution      Sections 4.04 and 5.02(A)
Claimant Section 8.09
Forfeiture Break in Service         Section 4.04
Investment Funds  Section 7.05
Preretirement Survivor Annuity      Section 5.08(C)
Profit Sharing Contributions        Section 3.02
Qualified Joint and Survivor Annuity        Section 5.04
Rollover Contributions     Section 3.07
Transfer Contributions     Section 3.07
Vesting Computation Period Section 4.03

                                                                            PAGE

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         Section 2.01. ELIGIBILITY . Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in the Packaging Coordinators, Inc. Profit Sharing Plan and/or in the Packaging Coordinators, Inc. Money Purchase Pension Plan on the day before the Effective Date of this Plan shall continue as a Participant in this Plan. Any other Eligible Employee who is employed by the Employer shall become a Participant upon completion of six months of Service. Notwithstanding the foregoing, with respect to any Eligible Employee who is a Part-time Employee, such eligible Part-time Employee must complete a Year of Service within a single Eligibility Computation Period in order to participate in the Plan. Each Eligible Employee shall become a Participant in the Plan as of the Entry Date coincident with his satisfaction of these requirements.

         Section 2.02. PARTICIPATION UPON RE-EMPLOYMENT . An Eligible Employee who had met all the requirements of Section 2.01, but terminated employment prior to his Entry Date, shall become a Participant on the date he is re-employed by the Employer, or his original Entry Date, if later. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer. Any Eligible Employee who terminates employment with the Employer prior to satisfying the eligibility conditions of Section 2.01 must, upon becoming re-employed, satisfy the eligibility conditions of Section 2.01.

         Section 2.03. ENROLLMENT . Prior to each Entry Date, the Committee shall notify each Employee who is eligible to participate in the Plan and shall explain the rights, privileges and duties of a Participant in the Plan. Each Eligible Employee must complete a Beneficiary Designation Form on the forms provided by the Committee prior to the applicable Entry Date, or by following such other reasonable procedures as the Committee may implement.

         Section 2.04. TRANSFER BETWEEN CLASSES OF EMPLOYEES . For purposes of eligibility, in the case of an Eligible Employee who transfers from a Part-time Employee classification to a class of Employees whose Service is determined on an elapsed time basis, the Eligible Employee shall receive credit for a Period of Service computed from his Employment or Re-employment Commencement Date, as applicable.

                                                                            PAGE

         In the case of an Eligible Employee who transfers from a class of Employees whose Service is determined on an elapsed time basis to a Part-time Employee classification, the Eligible Employee shall receive credit for eligibility purposes, as of the date of transfer, for a number of Hours of Service determined by applying the equivalency set forth in Labor Reg. Section 2530.200b-3(e)(1)(i) (which credits ten Hours of Service for each day on which the Eligible Employee would be required to be credited with one Hour of Service) to any fractional part of a year credited to the Eligible Employee under this Section as of the date of the transfer. Such equivalency shall apply to all similarly situated Employees.

                                                                            PAGE

                                   ARTICLE III
                                  CONTRIBUTIONS

         Section 3.01. INDIVIDUAL ACCOUNTS . The Committee, or, if the Committee so determines, the Trustee, shall maintain an Account for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for "Profit Sharing Contributions," "Rollover Contributions," if any, and "Transfer Contributions," if any, as defined below. If a Participant re-enters the Plan subsequent to having a "Forfeiture Break in Service" (as defined in Section 4.02), the Committee, or the Trustee, shall maintain a separate Account for the Participant's pre-Forfeiture Break in Service Account and a separate Account for his post-Forfeiture Break in Service Account, unless the Participant's entire Account under the Plan is 100% Nonforfeitable. The Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.13. The Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 9.13. The Committee shall maintain records of its activities.

         Section 3.02. PROFIT SHARING CONTRIBUTIONS . For each Plan Year, the Employer may contribute to the Trust an amount determined by the Board from time to time in its discretion. Such contributions will be in the form of "PROFIT SHARING CONTRIBUTIONS." The Employer shall not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the maximum deduction limitations under Code Section 1023(n) and/or United States Internal Revenue Code Section 404. All contributions are conditioned on their deductibility under the Code.

         Section 3.03. PROFIT SHARING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT .

         A. METHOD OF ALLOCATION. Subject to any restoration allocation required under Section 4.05, the Committee shall allocate and credit to the Account of each Participant who satisfies the conditions of Section 3.03B that percentage of each annual Employer Profit Sharing Contribution made pursuant to Section
                  3.02 that is in the same proportion that each Participant's Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year.

                                                                            PAGE

         B. ACCRUAL OF BENEFIT. The Committee shall determine the accrual of a Participant's benefit on the basis of the Plan Year. While contributions may be made at other times (and therefore credited to Accounts at such other times), the Participant's status as of the end of the Plan Year for which the contribution is made shall determine his entitlement to share in an allocation of such contribution, regardless of when credited to his Account. In allocating a Profit Sharing Contribution to a Participant's Account, the Committee, shall take into account only Compensation paid to the Employee during the portion of the Plan Year during which the Employee was a Participant. However, the Committee shall not allocate any portion of a Profit Sharing Contribution for a Plan Year to the Account of any Participant, if such Participant is not employed by the Employer on the last day of that Plan Year (for a reason other than retirement, Disability, or death). The Plan shall suspend the accrual requirement described herein, if the Plan fails to satisfy the requirements of Code
                  Section 1165(a)(3).

         Section 3.04. VOLUNTARY EMPLOYEE NONDEDUCTIBLE CONTRIBUTIONS . Participants shall not be permitted to make voluntary employee nondeductible contributions.

         Section 3.05. TIME OF PAYMENT OF CONTRIBUTION . The Employer may pay its contribution for each Plan Year in one or more installments of cash, without interest. The Employer must make the contribution, if any, to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 1023(n) and/or United States Internal Revenue Code Section 404(a)(6).

         Section 3.06. ALLOCATION OF FORFEITURES . Subject to any restoration allocation required under Section 4.05, the Committee shall allocate and use the amount of a Participant's benefit forfeited under the Plan to reduce its Profit Sharing Contributions for the Plan Year in which the forfeiture occurs. The Committee shall continue to hold the undistributed, nonvested portion of a terminated Participant's benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 4.03.

         Section 3.07. ROLLOVER AND TRANSFER CONTRIBUTIONS . The Trustee is authorized to accept on behalf of an Employee, and hold as part of the Trust Fund, assets from another plan qualified

                                                                            PAGE

under Code Section 1165(a), provided that such transfer satisfies any procedures or other requirements established by the Committee. The Trustee shall also accept and hold as part of the Trust Fund assets transferred from any other plan qualified under Code Section 1165(a) in connection with a merger or consolidation of such plan with or into the Plan pursuant to Section 11.06 hereof and as may be approved by the Committee. In addition, the Trustee shall also accept "rollover" amounts contributed directly by or on behalf of an Employee in accordance with the procedures and rules established by the Committee in respect of a distribution made to, or on behalf of, such Employee from another plan qualified under Code Section 1165(a) pursuant to Section 11.06 hereof. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as "TRANSFER CONTRIBUTIONS" if such amounts are subject to the special distribution rules described in Section 5.11 and as "ROLLOVER CONTRIBUTIONS" if not subject to such rules.

         Rollover Contributions must conform to rules and procedures established by the Committee, including rules designed to assure the Committee that the funds so transferred qualify as a Rollover Contribution under the Code. An Employee, prior to satisfying the Plan's eligibility conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan, except that the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his Rollover Contribution Account to him as if it were an Employer contribution Account.
         Section 3.08. RETURN OF CONTRIBUTIONS . All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code
Section 1023(n) and/or United States Internal Revenue Code Section 404. The Trustee shall not return any portion of the Employer's contribution under this provision more than one year after:

         A.       The Employer made the contribution by mistake of fact;

         B. Initial qualification of the Plan is denied, but only if the application for qualification is made within the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe; or

         C. The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.08 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

                                                                            PAGE

                                   ARTICLE IV
                   TERMINATION OF SERVICE; PARTICIPANT VESTING

         Section 4.01.     VESTING .

         A. VESTING - IN GENERAL. A Participant's interest in his Rollover Account and Transfer Account, if any, shall at all times be fully vested and Nonforfeitable. A Participant's interest in his Profit Sharing Account shall be fully vested and Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date), or if his employment terminates as a result of death or Disability. If a Participant's employment terminates prior to Normal Retirement Age for any reason other than death or Disability, then for each Year of Service, he shall receive a Nonforfeitable percentage of his Profit Sharing Account (forfeiting the balance) equal to the following:

                                                          Profit Sharing Account
                  Years of Service                        Percent Nonforfeitable
                  ----------------                        ----------------------

                  Less than three (3)                                   0%
                  At least three (3) but less than four (4)            20%
                  At least four (4) but less than five (5)     40%
                  At least five (5) but less than six (6)              60%
                  At least six (6) but less than seven (7)             80%
                  At least seven (7) or more                          100%

         Section 4.02. INCLUDED YEARS OF SERVICE - VESTING . For purposes of determining Years of Service under Section 4.01, the Plan shall take into account all Years of Service an Employee completes except any Year of Service after the Participant first incurs a "FORFEITURE BREAK IN SERVICE." The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service. This exception excluding Years of Service after a Forfeiture Break in Service shall apply for the sole purpose of determining the Nonforfeitable percentage of a Participant's Profit Sharing Account which accrued for his benefit prior to the Forfeiture Break in Service. For Part-time Employees, a Year of Service for vesting purposes shall be earned for each Plan Year during which such Part-time Employee earns a Year of Service.

         Section 4.03. FORFEITURE OCCURS . A Participant's forfeiture, if any, of his Profit Sharing Account shall occur under the Plan:

                                                                            PAGE

         A. As of the Accounting Date of the Plan Year in which the Participant first incurs a Forfeiture Break in Service, or, if earlier and if applicable,

         B. On the date the Participant receives (or is deemed to receive) a "Cash-out Distribution," as defined in Section 4.04, of the Nonforfeitable percentage of his Profit Sharing Account as a result of his termination of participation in the Plan in accordance with Section 4.04 below.

         The Committee shall determine the percentage of a Participant's Profit Sharing Account forfeiture, if any, under this Section 4.03 solely by reference to the vesting schedule of Section 4.01. A Participant shall not forfeit any portion of his Profit Sharing Account for any other reason or cause except as expressly provided by this Section 4.03.

         Section 4.04. CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS . If, pursuant to Article V, a partially-vested Participant receives a "CASH-OUT DISTRIBUTION" before he incurs a Forfeiture Break in Service, the Cash-out Distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Account Balance derived from Employer contributions. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 4.01 is less than 100%. A Cash-out Distribution is a distribution of the entire present value of the Participant's Nonforfeitable Account Balance.

         A "deemed" Cash-out Distribution rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Account Balance derived from Employer contributions is entirely forfeitable at the time of his Separation from Service. If the Participant's Account is not entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Committee will apply the deemed Cash-out Distribution rules as if the 0% vested Participant received a Cash-out Distribution on the date of the Participant's Separation from Service. If the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Committee will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Separation from Service. For purposes of applying the restoration provisions of
Section 4.05, the Committee will treat the 0% vested Participant as repaying his Cash-out Distribution on the first date of his re-employment with the Employer.

                                                                            PAGE

         Section 4.05. RESTORATION OF FORFEITED PORTION OF ACCOUNT . A Participant who is reemployed after receiving a Cash-out Distribution (or deemed Cash-out Distribution) of the Nonforfeitable percentage of his Account shall have the right to repay the Trustee in cash the entire amount of the Cash-out Distribution he received, if the Committee must restore his Account under the requirements of this Section 4.05.

         A. RESTORATION AND CONDITIONS UPON RESTORATION. Subject to the conditions of this paragraph, if the Participant makes the Cash-out Distribution repayment, the Committee shall restore his Account attributable to Employer contributions to the same dollar amount as the dollar amount of such portion of his Account on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-out Distribution (or deemed Cash-out Distribution), unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other Valuation Date. Notwithstanding such repayment, the Committee shall not restore a re-employed Participant's Account under the immediately preceding sentence if:

                  (i) The Participant's Account was 100% Nonforfeitable at the time of the Cash-out Distribution; or

                  (ii) The Participant incurred a Forfeiture Break in Service. This condition shall apply only if repayment is not made before the earlier of five years after the first date on which the Participant is re-employed by the Employer, or the close of the first period of five consecutive Breaks in Service commencing after the Cash-out Distribution.

         B. TIME AND METHOD OF RESTORATION. If neither of the two conditions preventing restoration of the Participant's Account applies, the Committee shall restore the Participant's Account as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Account, the Committee, to the extent necessary, shall allocate to the Participant's Account:

                  (i) First, the amount, if any, of Participant forfeitures the Committee would otherwise allocate under Section 3.06; and

                                                                            PAGE

                  (ii) Second, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

                  To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Committee to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of
                  Section 3.03, such additional amount as is necessary to enable the Committee to make the required restoration. If, for a particular Plan Year, the Committee must restore the Account of more than one re-employed Participant, then the Committee shall make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants.

         C. SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the Committee restores the Participant's Account, the Trustee shall, at the direction of the Company or the Committee, invest the amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee shall invest the amount in the Participant's segregated Account in federally insured interest-bearing savings account(s), time deposit(s), or similar investments, including a money market or similar fund currently offered as an investment option under the Trust. Until commingled with the balance of the Trust Fund on the date the Committee restores the Participant's Account, the Participant's segregated Account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs. The Company or the Committee shall direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Committee determines one or more of the conditions of subparagraph A of this Section 4.05 prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

         Section 4.06. TRANSFER BETWEEN CLASSES OF EMPLOYEES . For purposes of vesting, in the case of an Employee who transfers from a Part-time Employee classification to a class of Employees whose Service is determined on an elapsed time basis, the Employee shall receive credit for a Period of Service consisting of (a) a number of years equal to the number of Years of

                                                                           PAGE

Service credited to the Employee before the Plan Year during which the transfer occurs, and (b) the greater of (i) the Period of Service that would be credited to the Employee under the elapsed time method for his Service during the entire Plan Year in which the transfer occurs or (ii) the Service taken into account under the hours counting method as of the date of the transfer. In addition, the Employee shall receive credit for Service subsequent to the transfer commencing on the day after the last day of the Plan Year in which the transfer occurs.

                                                                            PAGE

                                    ARTICLE V
                     TIME AND METHOD OF PAYMENT OF BENEFITS

         Section 5.01. RETIREMENT . Upon termination of a Participant's employment for any reason after attaining Normal Retirement Age, the Company or the Committee shall direct the Trustee to commence payment of the Participant's Account to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of this Article V, as soon as administratively practicable but not later than 60 days after the close of the Plan Year in which the Participant's employment terminates. The form of payment shall be the same as for other Separation from Service distributions, as set forth in Section 5.02 and Sections 5.03, 5.04 and 5.05. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions.

         Section 5.02. DISTRIBUTION UPON SEPARATION FROM SERVICE PRIOR TO NORMAL RETIREMENT AGE . Upon a Participant's Separation from Service prior to attaining Normal Retirement Age (for any reason other than death), the Committee, subject to the requirements of this Section 5.02, shall direct the Trustee to commence payment to the Participant of the value of his Nonforfeitable Account Balance as provided in this Section 5.02. The following rules and definitions shall apply to any such distribution:

         A. "CASH-OUT DISTRIBUTION." A Cash-out Distribution is a lump sum distribution of the Participant's Nonforfeitable Account Balance.

         B. CONSENT. The Participant must consent in writing to the Committee's direction to the Trustee to make a distribution to the Participant and to the form of the distribution if: (i) the Participant's Nonforfeitable Account Balance on the date the distribution commences exceeds $5,000, and (ii) the Committee directs the Trustee to make a distribution to the Participant prior to his attaining the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse must consent in writing to the distribution if: (i) the Committee must obtain the Participant's consent; and (ii) the qualified joint and survivor annuity provisions of ERISA
                  Section 205 apply to the distribution.

                  The consent of the Participant, and the Participant's spouse, if applicable, shall be obtained in writing within the 90-day period ending on the "ANNUITY STARTING

                                                                            PAGE

                  DATE." The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Nonforfeitable Account Balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of ERISA
                  Section 205(c), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, if the Participant, after having received this notice, affirmatively elects a distribution, such distribution may commence less than 30 days after the notice was provided.

                  Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to ERISA Section 205, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or the surviving spouse) before the Participant attains, or would have attained if not deceased, the later of Normal Retirement Age or age 62.

         C. TIME OF DISTRIBUTION OF ACCOUNT BALANCE. Upon Separation from Service, other than for death, before Normal Retirement Age, the Trustee shall, subject to the foregoing consent requirements, distribute the Participant's Account balance as follows:

                  (i) If the Participant's Nonforfeitable Account Balance on the date the distribution commences is $5,000 or less, the Trustee shall pay such Nonforfeitable Account Balance to the Participant in the form of a single, lump sum Cash-out Distribution as soon as administratively practicable after the Participant's Separation from Service.

                                                                            PAGE

                  (ii) If the Participant's Nonforfeitable Account Balance on the date the distribution commences is greater than $5,000, the Trustee shall pay such Nonforfeitable Account Balance in the form of a qualified joint and survivor annuity in accordance with Section 5.03, unless the Participant makes a valid waiver election under Section 5.04 and elects an alternative form of distribution. The distribution shall be made as soon as administratively practicable after the close of the Plan Year within which the Participant's Separation from Service occurred, unless the Participant (and his spouse, if applicable) do not consent to such immediate distribution. Notwithstanding the foregoing, distributions in the form of a qualified joint and survivor annuity shall not apply to any Employee who becomes a Participant on or after July 1, 1998. Distributions in the form of a qualified joint and survivor annuity will only apply to those Participants who previously participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan, and whose Account under such plan was merged into the Plan effective July 1, 1998.

         D. DEFERRAL OF DISTRIBUTION OF ACCOUNT BALANCE UNTIL NORMAL RETIREMENT AGE. If the Participant (and, if applicable, the Participant's spouse) does not file his written consent (if required) with the Trustee within the reasonable period of time stated in the consent form, the Trustee shall continue to hold the Participant's Account in trust until the close of the Plan Year in which the Participant attains Normal Retirement Age. At that time, the Trustee shall commence payment of the Participant's Nonforfeitable value of his Account in accordance with the provisions of this Article V; provided, however, if the Participant dies after terminating employment but prior to attaining Normal Retirement Age, the Committee, upon notice of the death, shall direct the Trustee to commence payment of the Participant's Nonforfeitable value of his Account to his Beneficiary in accordance with the provisions of Section 5.06.

                  A Participant who has elected to delay receiving a distribution of his Account may elect to receive a distribution of his Nonforfeitable Account Balance as soon as administratively practicable following any subsequent Valuation Date by properly completing the appropriate distribution forms or procedures. If no such election is

                                                                            PAGE

                  made, the Participant's Nonforfeitable Account Balance shall be paid as provided in Section 5.01.

         Section 5.03. METHOD OF PAYMENT OF BENEFITS UPON NORMAL RETIREMENT OR SEPARATION FROM SERVICE (OTHER THAN DUE TO DEATH) - ANNUITY DISTRIBUTIONS TO CERTAIN PARTICIPANTS . The provisions of this Section and Section 5.04 shall apply only to those Employees who participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan prior to July 1, 1998, the Company or the Committee shall direct the Trustee to distribute the Nonforfeitable Account Balance of a Participant to whom this Section applies in the form of a "QUALIFIED JOINT AND SURVIVOR ANNUITY," unless the Participant makes a valid waiver election (described in Section 5.04) within the 90-day period ending on the "ANNUITY STARTING DATE." The Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit. A Qualified Joint and Survivor Annuity is an immediate annuity that is purchasable from a commercial insurer with the Participant's Nonforfeitable Account Balance and which is payable for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity for the life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his spouse. The Company or the Committee shall direct the Trustee to pay the Participant's Nonforfeitable Account Balance in a lump sum, in lieu of a Qualified Joint and Survivor Annuity, if the Participant's Nonforfeitable Account Balance at the time the distribution commences is not greater than $5,000.

         If the Participant has in effect a valid waiver election regarding the Qualified Joint and Survivor Annuity, the Company or the Committee shall direct the Trustee to distribute the Participant's Nonforfeitable Account Balance in accordance with Section 5.05. For purposes of applying this Article V, the Committee shall treat a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order (as defined in ERISA Section 206(d)).

         Section 5.04. WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY . With respect only to those Employees subject to Section 5.03, the Committee shall, no less than 30 days (or seven days, if the 30-day period is waived by the Participant and the Participant's spouse, if applicable), nor more than 90 days before the Participant's Annuity Starting Date, provide the Participant a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the

                                                                            PAGE

Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, the rights of the Participant's spouse regarding the waiver election, and the Participant's right to make, and the effect of, a revocation of a waiver election.

         A married Participant's waiver election is not valid unless:

         A. The Participant's spouse (to whom the survivor annuity is payable under the Qualified Joint and Survivor Annuity) has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or a member of the Committee (or its representative) witnesses the spouse's consent; and

         B. If the spouse is not the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation, or the spouse expressly permits designations by the Participant without any further spousal consent.

         A Participant's waiver of the Qualified Joint and Survivor Annuity form of benefit shall not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). Any consent by a spouse obtained under this provision or establishment that the consent of a spouse may not be obtained shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Section 5.04. The spouse's consent to a waiver of the Qualified Joint and Survivor Annuity is irrevocable unless the Participant revokes the waiver election.

         The Committee may accept as valid a waiver election that does not satisfy the spousal consent requirements if the Committee establishes the Participant does not have a spouse, the

                                                                            PAGE

Committee is not able to locate the Participant's spouse, or other circumstances exist under ERISA which will excuse the consent requirement.

         Section 5.05. OPTIONAL FORMS OF BENEFIT PAYMENTS . Subject to Sections
5.03 and 5.04, if applicable, a Participant may elect to receive payment of the Participant's Nonforfeitable Account Balance under one of the following methods:

         A. By payment in a single lump sum in cash based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is requested.

         B. By payment in substantially equal monthly or quarterly installments over a fixed reasonable period of time, not exceeding (i) the life expectancy of the Participant, or (ii) the joint life and last survivor expectancy of the Participant and an individual the Participant designates as his Beneficiary.

         To facilitate installment payments under this Section 5.05, the Committee, in its sole discretion, may direct the Trustee to segregate all or any part of the Participant's Account in a separate account. A segregated account shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

         Section 5.06. DISTRIBUTIONS UPON DEATH . Upon the death of the Participant, the Company or the Committee shall direct the Trustee to pay the Participant's Nonforfeitable Account Balance in accordance with this Section 5.06.

         A. DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant's death occurs after the Trustee has commenced payment of the Participant's Nonforfeitable Account Balance, the Company or the Committee shall direct the Trustee to complete payment over a period that does not exceed the payment period that had commenced.

         B. DISTRIBUTION BEGINNING AFTER DEATH OF EMPLOYEES WHO BECOME PARTICIPANTS ON OR AFTER JULY 1, 1998. With respect to those Employees who begin participating in the Plan on or after July 1, 1998, if the Participant's death occurs prior to his Annuity Starting Date, the distribution of the Participant's entire Nonforfeitable

                                                                            PAGE

                  Account Balance shall be made to the Participant's Beneficiary in a single lump sum payment or in installments over no more than five years, as elected by the Beneficiary.

                  The Company or the Committee shall direct the Trustee to distribute the Participant's Nonforfeitable Account Balance to the Participant's Beneficiary as soon as practicable after notification of the Participant's death. However, if the Participant's Nonforfeitable Account Balance at the time of distribution exceeds $5,000, neither the Company nor the Committee shall direct the Trustee to distribute the Account to the Participant's Beneficiary prior to the date the Participant would have attained the later of Normal Retirement Age or age 62, without written consent of the Beneficiary if the Beneficiary is the Participant's surviving spouse. If the Beneficiary is not the Participant's surviving spouse, the Beneficiary must elect to have distribution of the entire amount payable completed on or before the last day of the calendar year which contains the fifth anniversary of the date of the Participant's death.

         C. DISTRIBUTION BEGINNING AFTER DEATH OF CERTAIN EMPLOYEES PARTICIPATING IN THE PACKAGING COORDINATORS, INC. MONEY PURCHASE PENSION AND PROFIT SHARING PLANS PRIOR TO JULY 1, 1998. This subsection C and the following subsections D, E and F, shall apply only to those Employees who participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan prior to July 1, 1998. If a married Participant dies prior to his Annuity Starting Date, the Company or the Committee shall direct the Trustee to distribute the married Participant's Nonforfeitable Account Balance to the Participant's surviving spouse as a "PRERETIREMENT SURVIVOR ANNUITY," unless the Participant has made a valid waiver election pursuant to subsection D. An unmarried Participant's Nonforfeitable Account Balance shall be payable to his designated Beneficiary.

                  The Preretirement Survivor Annuity is an annuity payable to the Participant's surviving spouse for life. The Participant's Nonforfeitable Account Balance shall be applied to the purchase of an annuity for the surviving spouse's life. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

                                                                            PAGE

                  Notwithstanding the foregoing, if the Participant's Nonforfeitable Account Balance at the time the distribution commences is not greater than $5,000, the Participant's Nonforfeitable Account Balance shall be paid in a single lump sum to the Participant's surviving spouse or other Beneficiary in lieu of a Preretirement Survivor Annuity as soon as administratively practicable after his death.

                  If the Participant is unmarried or has waived the Preretirement Survivor Annuity in accordance with subsection D, and dies before distribution of his Nonforfeitable Account Balance begins, distribution of the Participant's entire Nonforfeitable Account Balance shall be made in a single lump sum payment in cash or in equal or nearly equal quarterly installments over a fixed period not exceeding (i) if the Beneficiary is the deceased Participant's surviving spouse, the Beneficiary's remaining life expectancy at the time installment payments begin, or (ii) if the Beneficiary is other than the deceased Participant's surviving spouse, five years from the Participant's death.

                  If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin shall not be earlier than December 31 of the calendar year immediately following the calendar year in which the Participant died. If the Beneficiary is not the Participant's surviving spouse, distribution of the entire amount payable must be completed on or before the last day of the calendar year which contains the fifth anniversary of the date of the Participant's death.

                  A Participant also may elect the form and timing of payment of his Nonforfeitable Account Balance to his Beneficiaries. If the Participant has not made an election concerning the manner of payment to his Beneficiary by the time of his death, the Participant's surviving spouse or designated Beneficiary must elect the method of distribution no later than the time when distributions would be required to begin under this subsection
                  C. If the Participant has no surviving spouse or designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire Nonforfeitable Account Balance must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                                                            PAGE

         D. WAIVER ELECTION FOR MARRIED PARTICIPANTS. The Committee shall provide a written explanation of the Preretirement Survivor Annuity to each married Participant to whom this subsection applies, within whichever of the following periods ends last:
                  (i) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34;
                  (ii) a reasonable period after an Employee becomes a Participant; (iii) a reasonable period after the joint and survivor rules become applicable to the Participant; or (iv) a reasonable period after a fully subsidized Preretirement Survivor Annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (ii), (iii) and (iv) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (i), (ii), (iii) and (iv) do not apply and the Committee shall provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation shall describe, in a manner consistent with Treasury Regulations, the terms and conditions of the Preretirement Survivor Annuity in a manner which is comparable to the explanation of the Qualified Joint and Survivor Annuity required under Section
                  5.04. The Plan does not limit the number of times the Participant may revoke a waiver of the Preretirement Survivor Annuity or make a new waiver during the election period.

                  A Participant's waiver election of the Preretirement Survivor Annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35, and (b) the Participant's spouse (to whom the Preretirement Survivor Annuity is payable) satisfies the consent requirements described in this Article V, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the Preretirement Survivor Annuity is irrevocable, unless the Participant revokes the waiver election.

                  Notwithstanding the time of election requirement of clause (a) above, a Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election will not be

                                                                            PAGE

                  valid unless the Participant receives a written explanation of the Preretirement Survivor Annuity in a manner which is comparable to the explanation required under Section 5.04. Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 5.06.

         E. For purposes of this Section 5.06, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         F. The Committee shall use the life expectancy multiples under United States Internal Revenue Code Regulation Section 1.72-9 for purposes of applying this Section. The Committee may recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary.

         Section 5.07. DESIGNATION OF BENEFICIARY . A Participant may from time to time designate, in writing, a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee shall pay his Account in the event of his death. A Participant's Beneficiary designation shall not be valid unless the Participant's spouse consents (in accordance with the requirements of ERISA
Section 205) to the Beneficiary designation. A Participant's Beneficiary designation does not require spousal consent if the Participant's spouse is the Participant's designated Beneficiary. The Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, the Participant shall effectively revoke all designations filed prior to that date by the same Participant.

         Section 5.08. FAILURE OF BENEFICIARY DESIGNATION . If a Participant fails to name a Beneficiary in accordance with Section 5.07, or if the Beneficiary named by a Participant predeceases him, then the Trustee shall pay the Participant's Account in a single lump sum to the Participant's surviving spouse, if any, and if there is no surviving spouse, to the Participant's estate.

                                                                            PAGE

         If the Beneficiary survives the Participant but dies before complete distribution of the Participant's Account, the remaining portion of the Participant's Account shall be paid in a lump sum to any contingent Beneficiaries named by the Participant or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Company or the Committee shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section 5.08.

         Section 5.09. SPECIAL RULES FOR TRANSFER ACCOUNTS . Notwithstanding any provision of this Article V to the contrary, with respect to any Participant who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, by operation of relevant law and regulation (including, but not limited to, ERISA and the Code), must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions), the Committee shall, upon the written request of the Participant (in the case of optional forms of benefit), cause the Trustee to distribute or make available such Transfer Contributions at such times and in such manner as may be so required.

         Section 5.10. DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS . Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in ERISA Section 206(d)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under ERISA Section 206(d)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. In addition, if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee must consent to any distribution occurring prior to the Participant's attainment of the earliest retirement age. Nothing in this Section 5.10 gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this
Section 5.10 give the alternate payee the right to receive a form of payment not permitted under the Plan.

         The Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of

                                                                            PAGE

the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Committee shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Labor Regulations.

         If any portion of the Participant's Nonforfeitable Account Balance is payable during the period the Committee is making its determination of the qualified status of the domestic relations order, the Company or the Committee shall direct the Trustee to segregate the amounts payable in a separate account and to invest the segregated account solely in fixed income investments or to maintain a separate bookkeeping account of said amounts. If the Committee determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the Company or the Committee shall direct the Trustee to distribute the separate account in accordance with the order. If the Committee does not make its determination of the qualified status of the order within the above-described 18-month period, the Company or the Committee shall direct the Trustee to distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Committee later determines the order is a qualified domestic relations order.

         To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in the money market investment option, or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

         The Trustee shall make any payment or distributions required under this
Section 5.10 by separate benefit checks or other separate distribution to the alternate payee(s).

         Section 5.11. RE-EMPLOYMENT OF PARTICIPANTS RECEIVING PAYMENTS . In the event that a Participant who is receiving installment payments is re-employed by the Company, such Participant shall continue to receive payments from his Account in accordance with the method of payment in effect prior to his re-employment unless such method is changed. Payments shall be drawn from his entire Account, including any contributions allocated to his Account after his re-employment.

                                                                            PAGE

         Section 5.12. FORM OF PAYMENTS . Lump-sum and installment payments will be made in cash. If a Participant or Beneficiary elects an annuity form of distribution, a nontransferable annuity contract shall be purchased from a commercial insurer with the Participant's Nonforfeitable Account Balance and distributed to the Participant or Beneficiary.

         Section 5.13. LOST PARTICIPANT OR BENEFICIARY . The Account of a Participant shall be forfeited if the Committee, after reasonable effort, is unable to locate the Participant or his Beneficiary to whom payment is due. The amount of the forfeiture shall reduce the Employer's Profit Sharing Contributions under Section 3.02. However, any such forfeited Account will be reinstated and become payable if a claim is made by the Participant or Beneficiary for such Account. The Committee shall prescribe uniform and non-discriminatory rules for carrying out this provision.

         Section 5.14. FACILITY OF PAYMENT . If the Committee deems any person entitled to receive any amount under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:

         A. To apply such amount directly for the comfort, support and maintenance of such person;

         B. To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

         C. To pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Committee may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Committee's choice.

                                                                            PAGE

         Section 5.15. DISTRIBUTION OF ASSETS TRANSFERRED FROM MONEY PURCHASE PENSION PLAN . Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under the Plan permits a distribution prior to the employee's retirement, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred to this Plan from a money purchase pension plan qualified under Section 1165(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions). The conversion of a plan from a money purchase plan to a profit sharing plan shall be treated as a transfer for the purpose of this Section.
         Section 5.16. WRITTEN INSTRUCTION NOT REQUIRED . Any elections made or distributions processed under this Article V may be accomplished through telephonic or similar instructions in accordance with the rules and procedures established by the Committee, to the extent they are consistent with the requirements of the Code and ERISA. Notwithstanding the foregoing, however, spousal consents and waivers, to the extent required, may only be granted in writing.

                                                                            PAGE

                                   ARTICLE VI
         WITHDRAWALS

         Section 6.01. SPECIAL WITHDRAWAL RULES APPLICABLE TO TRANSFER ACCOUNTS. Notwithstanding any other Plan provision to the contrary, if the Puerto Rico Treasury Department requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant Puerto Rico and/or federal law to be enforceable, and which compels the distribution of a Participant's Plan interest, the Committee will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.

         Section 6.02. WITHDRAWALS UPON ATTAINMENT OF AGE 59 1/2 . Subject to the consent requirements of Article V, if applicable, a Participant who has attained age 59 1/2 may elect to make withdrawals from the Nonforfeitable portion of his Account in the Plan that is not subject to the restrictions set forth in Section 5.15. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Committee or in such other manner as permitted by the Committee. Payment of amounts so requested shall be made within an administratively reasonable time after the withdrawal has been requested. The Committee may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

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                                                                            PAGE

                                   ARTICLE VII
                       EMPLOYER ADMINISTRATIVE PROVISIONS

         Section 7.01. ESTABLISHMENT OF TRUST . The Company shall execute a Trust Agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust Agreement is terminated. The Company may from time to time enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

         Section 7.02. INFORMATION TO COMMITTEE . Each Employer shall supply current information to the Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service, and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Committee shall be conclusive as to all persons.

         Section 7.03. NO LIABILITY . The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Committee or the Trustee.

         Section 7.04. INDEMNITY OF COMMITTEE . Each Employer indemnifies and saves harmless the members of the Committee, and each of them, from and against any and all loss (including reasonable attorneys' fees and costs of defense) resulting from liability to which the Committee, or the members of the Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.04 shall not relieve any Committee member from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.04, provided the letter agreement must be consistent with and shall not violate ERISA.

                                                                            PAGE

         Section 7.05. INVESTMENT FUNDS . The Committee and the Trustee shall establish certain investment funds (the "INVESTMENT FUNDS"), rules governing the administration of the Investment Funds, and procedures for directing the investment of Participant Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Participants. The Committee and the Employer reserve the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time.

         Each Investment Fund shall be established by the Trustee at the direction or with the concurrence of the Committee. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.

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                                                                            PAGE

                                  ARTICLE VIII
                      PARTICIPANT ADMINISTRATIVE PROVISIONS

         Section 8.01. PERSONAL DATA TO COMMITTEE . Each Participant and each Beneficiary of a deceased Participant must furnish to the Committee such evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Committee, provided the Committee shall advise each Participant of the effect of his failure to comply with its request.

         Section 8.02. ADDRESS FOR NOTIFICATION . Each Participant and each Beneficiary of a deceased Participant shall file with the Committee from time to time in writing, or otherwise notify the Committee (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Committee, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

         Section 8.03. ASSIGNMENT OR ALIENATION . Subject to ERISA Section 206(d) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

         Section 8.04. NOTICE OF CHANGE IN TERMS . The Employer, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

         Section 8.05. PARTICIPANT DIRECTION OF INVESTMENT . The Committee and the Trustee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. The Committee and the Employer reserve the right to change the investment options available under the Plan and rules governing investment designations from

                                                                            PAGE

time to time. Nothing in this or any provision of the Plan shall require the Trustee, the Employer, or the Committee to implement Participant investment directions or changes in such directions, or to establish any procedures other than on an administratively practicable basis, as determined by the Employer in its discretion.

         Each Participant shall, in accordance with procedures established by the Committee and the Trustee, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Committee may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Trustee and agreed to by the Plan Administrator, Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, "on-line" or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time.

         The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment direction by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA
Section 404(c) and the regulations thereunder.

         Section 8.06. CHANGE OF INVESTMENT DESIGNATIONS . Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 8.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Plan Administrator.

         Each Participant may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Plan Administrator.

         Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion and where the terms of any relevant investment contracts, regulated investment companies or

                                                                            PAGE

pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.

         Section 8.07. LITIGATION AGAINST THE TRUST . If any legal action filed against the Trustee, the Employer as Plan Administrator, or the Committee, or against any member or members of the Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Employer or the Committee, or any member or members of the Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent ERISA Section 206(d) does not prohibit any such surcharges.

         Section 8.08. INFORMATION AVAILABLE . Any Participant in the Plan or any Beneficiary may examine copies of the Plan, the Trust, the Plan description, the latest annual report, any bargaining agreement, contract or any other instrument under which the Plan was established or is operated. The Company will maintain all of the items listed in this Section 8.08 in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Employer shall furnish him with a copy of any item listed in this Section 8.08. The Employer may make a reasonable charge to the requesting person for the copy so furnished.

         Section 8.09. APPEAL PROCEDURE FOR DENIAL OF BENEFITS . The Employer shall provide adequate notice in writing to any Participant or to any Beneficiary (the "Claimant") whose claim for benefits under the Plan the Committee has denied. The Employer's notice to the Claimant shall set forth:

         A.       The specific reason for the denial;

         B. Specific references to pertinent Plan provisions on which the Committee based its denial;

                                                                            PAGE

         C. A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

         D. That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within 90 days after receipt of the Employer's notice of denial of benefits. The Employer's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 90-day period will render the Committee's determination final, binding and conclusive.

         If the Claimant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

         The Employer's notice of denial of benefits shall identify the name of each member of the Committee and the name and address of the Committee member to whom the Claimant may forward his appeal.

                                                                            PAGE

                                   ARTICLE IX
                           ADMINISTRATION OF THE PLAN

         Section 9.01. ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION . The fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given them under this Plan and the Trust. The Employer shall have the sole responsibility for making the contributions provided for under Article III. The Company shall have the sole authority to appoint and remove the Trustee and members of the Committee, and to amend or terminate, in whole or in part, the Plan or the Trust. The Company shall have the final responsibility for administration of the Plan, which responsibility is specifically described in this Plan and the Trust, and shall be the "Plan Administrator" and the named fiduciary. The Committee shall have the specific delegated powers and duties described in the further provisions of this Article IX and such further powers and duties as hereinafter may be delegated to it by the Employer. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         Section 9.02. APPOINTMENT OF COMMITTEE . A Committee consisting of three or more persons shall be appointed by and serve at the pleasure of the Board to assist in the administration of the Plan. In the event of any vacancies on the Committee, the remaining Committee member(s) then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee as described in this Article IX. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

                                                                            PAGE

         Section 9.03. COMMITTEE PROCEDURES . The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairperson, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of all relevant actions. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee, as appropriate. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority then in office, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.

         Section 9.04. RECORDS AND REPORTS . The Employer (or the Committee if so designated by the Employer) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's Service, Account balances and the percentage of such Account balances that are Nonforfeitable under the Plan; notifications to Participants; annual filings with the Puerto Rico Treasury Department; and annual reports to the Department of Labor.

         Section 9.05. OTHER COMMITTEE POWERS AND DUTIES . The Committee shall have the following powers and duties:

         A. To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account, and the Nonforfeitable percentage of each Participant's Account;

         B. To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;

         C. To construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents and documents related to the Plan's operation;

                                                                            PAGE

         D. To direct the Trustee with respect to the crediting and distribution of the Trust;

         E. To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

         F. To furnish the Employer with information that the Employer may require for tax or other purposes;

         G. To engage the service of agents whom it may deem advisable to assist it with the performance of its duties; and

         H. To engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control.

         Section 9.06. RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

         Section 9.07. APPLICATION AND FORMS FOR BENEFITS . The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.

         Section 9.08. AUTHORIZATION OF BENEFIT PAYMENTS . The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other procedures on which the Trustee may act, and warrants that all such directions are in accordance with this Plan.

         Section 9.09. FUNDING POLICY . The Committee shall from time to time review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan

                                                                            PAGE

and to determine the appropriate methods of carrying out the Plan's objectives. The Committee shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan's short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.

         Section 9.10. FIDUCIARY DUTIES . In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:

         A. For the exclusive purpose of providing benefits to the Participants and their Beneficiaries;

         B. With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

         C. To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

         D. In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

         Section 9.11. ALLOCATION OR DELEGATION OF DUTIES AND RESPONSIBILITIES . In furtherance of their duties and responsibilities under the Plan, the Committee and the Board may, subject always to the requirements of Section 9.10:

         A.       Employ agents to carry out nonfiduciary responsibilities;

         B. Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

         C.       Consult with counsel, who may be of counsel to the Company;
                  and

                                                                            PAGE

         D. Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) between the members of the Board, in the case of the Board, and among the members of the Committee, in the case of the Committee.

         Section 9.12. PROCEDURE FOR THE ALLOCATION OR DELEGATION OF FIDUCIARY DUTIES . Any action described in subsections B or D of Section 9.11 may be taken by the Committee or the Board only in accordance with the following procedure:

         A. Such action shall be taken by a majority of the Committee or by the Board, as the case may be, in a resolution approved by a majority of such Committee or by a majority of the Board.
         B. The vote cast by each member of the Committee or the Board for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee's or the Board proceedings.

         C. Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee or the Board may be modified or rescinded by the Committee or the Board according to the procedure set forth in subsections A and B of this Section 9.12.

         Section 9.13. SEPARATE ACCOUNTING . The amounts in a Participant's Profit Sharing Account, Rollover Account and Transfer Account(s), if any, shall be separately accounted for. Amounts credited to such subaccounts shall be allocated among the Participant's designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Committee shall also establish uniform procedures which they may change from time to time, for the purpose of adjusting the subaccounts of a Participant's Account for withdrawals, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such procedures.

                                                                            PAGE

         Section 9.14. VALUE OF PARTICIPANT'S ACCOUNT . The value of each Participant's Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and administratively practicable procedures approved by the Committee. Periodically, on a frequency determined by the Committee and the Trustee, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.

         Section 9.15. INDIVIDUAL STATEMENT . As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, and at such other times as determined by the Committee in its discretion, the Committee will deliver to each Participant (and to each Beneficiary of a deceased Participant) a statement reflecting the condition of his Account in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Committee and its designees, shall have the right to inspect the records reflecting the Account of any other Participant.

         Section 9.16. FEES AND EXPENSES FROM FUND . The Trustee shall receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee. The Trustee shall pay all expenses reasonably incurred by it or by the Employer, the Committee, or other professional advisers or administrators in the administration of the Plan from the Trust Fund unless the Employer pays the expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant's Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account may be charged to his Account to the extent permitted under the Code and ERISA.

                                                                            PAGE

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.01. EVIDENCE . Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Committee and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

         Section 10.02. NO RESPONSIBILITY FOR EMPLOYER ACTION . Neither the Trustee nor the Committee shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan, nor shall the Trustee or the Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer shall be by its Board or its designee.

         Section 10.03. FIDUCIARIES NOT INSURERS . The Trustee, the Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of the Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

         Section 10.04. WAIVER OF NOTICE . Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.

         Section 10.05. SUCCESSORS . The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Committee, the Plan Administrator and their successors.

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

                                                                            PAGE

         Section 10.06. WORD USAGE . Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.

         Section 10.07. HEADINGS . The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.

         Section 10.08. STATE LAW . Ohio law shall determine all questions arising with respect to the provisions of this agreement, except to the extent a federal statute supersedes Ohio law.

         Section 10.09. EMPLOYMENT NOT GUARANTEED . Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee or its agents or employees, or the Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.

                                                                            PAGE


                                   ARTICLE XI
                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

         Section 11.01. EXCLUSIVE BENEFIT . Except as provided under Article III, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

         Section 11.02. AMENDMENT BY EMPLOYER . The Company shall have the right at any time and from time to time:

         A. To amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and

         B.       To amend this agreement in any other manner.

                  However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer; and the Company shall not make any amendment that affects the rights, duties or responsibilities of the Plan Administrator or the Committee without the written consent of the affected Plan Administrator or the affected member of the Committee. Furthermore, no amendment shall decrease a Participant's Account balance or accrued benefit or reduce or eliminate any benefits protected under United States Internal Revenue Code Section 411(d)(6), including an optional form of distribution, with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent otherwise permitted by applicable law.
         The Company shall make all amendments in writing. Amendments shall be considered properly authorized by the Company, if approved or ratified by the Board, any committee of the Board, or by the Committee unless the subject of the amendment has been reserved to the Board.

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

                                                                            PAGE

Each amendment shall state the date to which it is either retroactively or prospectively effective, and may be executed by any authorized officer of the Company.

         Section 11.03. AMENDMENT TO VESTING PROVISIONS . Although the Company reserves the right to amend the vesting provisions at any time, the Committee shall not apply an amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Account derived from Employer contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

         If the Company makes a permissible amendment to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Employer within 60 days of the latest of (a) the Company's adoption of the amendment; (b) the effective date of the amendment; or
(c) his receipt of a copy of the amendment. The Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 11.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 11.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer-derived Account.

         Section 11.04. DISCONTINUANCE . The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and the Company shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following:

         A.       The date terminated by action of the Company.

                                                                            PAGE

         B. The date the Employer shall be judicially declared bankrupt or insolvent.

         C. The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.

         Section 11.05. FULL VESTING ON TERMINATION . Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant's right to his Account shall be 100% Nonforfeitable.

         Section 11.06. MERGER, DIRECT TRANSFER AND ELECTIVE TRANSFER . The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 1165(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement, only upon the consent or direction of the Employer or the Committee.

         If permitted by the Employer or the Committee in its discretion, the Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility condition(s). If the Trustee accepts such a direct transfer of plan assets, the Committee and the Trustee shall treat the Employee as a Participant for all purposes of the Plan except that the Employee shall not share in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.

                                                                            PAGE

         The Trustee may not consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, unless the Committee consents and so directs, and the transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all United States Internal Revenue Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 11.02.

         A transfer is an elective transfer if: (a) the transfer satisfies the first paragraph of this Section 11.06; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his United States Internal Revenue Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age;
(h) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.

         If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 1165(e) arrangement, the distribution restrictions of Code Section 1165(e)(2) continue to apply to those transferred elective contributions.

         Section 11.07. TERMINATION . Upon termination of the Plan, the distribution provisions of Article IV and Article V shall remain operative, except that:

         A. If the present value of the Participant's Nonforfeitable Account does not exceed $5,000, the Committee will direct the Trustee to distribute the Participant's

                                                                            PAGE

                  Nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates; and

         B. If the present value of the Participant's Nonforfeitable Account exceeds $5,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Articles IV and V, may elect to have the Trustee commence distribution of his Nonforfeitable Account as soon as administratively practicable after the Plan terminates.

         The Trust shall continue until the Trustee, after written direction from the Committee, has distributed all of the benefits under the Plan. To liquidate the Trust, the Committee will, to the extent required, purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Account exceeds $5,000 and the Participant does not elect an immediate distribution pursuant to this Section 11.07.

         The Employer has executed this Plan in Dublin, Ohio on the date set forth below.

                                                   PACKAGING COORDINATORS, INC.

                                                   BY: /s/ CAROLE TOMKO
                                                       -------------------------

                                                   ITS: CORPORATE VICE PRESIDENT
                                                        ------------------------

                                                   DATE: JUNE 30, 1999
                                                         -----------------------

                                                                            PAGE

                                   APPENDIX A
                                   ----------


                             PARTICIPATING EMPLOYERS

                          Packaging Coordinators, Inc.

                   Packaging Coordinators Incorporated, Caribe

                               Tri-Line Co., Inc.

                                 FIRST AMENDMENT
                                     TO THE
                      PCI-PR PROFIT SHARING AND RETIREMENT
                                  SAVINGS PLAN
                         (EFFECTIVE AS OF JULY 1, 1998)


                             BACKGROUND INFORMATION

A. The Corporation maintains a profit sharing plan known as the PCI-PR Profit Sharing Retirement Savings Plan (the "Plan") for the benefit of its employees and their beneficiaries.

B. Pursuant to Section 11.02 of the Plan, the Corporation may amend the Plan at any time.

C. The Corporation desires to amend the Plan to revise the eligibility requirements for employees of the Corporation who are hired on and after July 1, 1999.

D. The sole director of the Corporation has authorized this amendment to the Plan pursuant to an Action in Writing by the Sole Director of Packaging Coordinators, Inc.

                              AMENDMENT TO THE PLAN

         1. Effective as of July 1, 1999, Section 2.01 of the Plan shall be amended in its entirety to read as follows:

                  Section 2.01. ELIGIBILITY. Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in the Packaging Coordinators, Inc. Profit Sharing Plan and/or in the Packaging Coordinators, Inc. Money Purchase Pension Plan on the day before the Effective Date of this Plan shall continue as a Participant in this Plan. Any other Eligible Employee who is employed by the Employer on and after July 1, 1999, shall become a Participant upon completion of 180 days of Service; provided, however, that an Eligible Employee who is employed by the Employer prior to July 1, 1999, shall become a Participant upon completion of six months of Service. Notwithstanding the foregoing, with respect to any Eligible Employee who is Part-time Employee, such eligible Part-time Employee must complete a Year of Service within a single Eligibility Computation Period in order to participate in the Plan. Each Eligible Employee shall become a Participant in the Plan as of the entry date coinciding with his satisfaction of these requirements.

         2. All other provisions of the Plan shall remain in full force and effect.

                                SECOND AMENDMENT
                                     TO THE
                PCI-PR PROFIT SHARING AND RETIREMENT SAVINGS PLAN
                         (EFFECTIVE AS OF JULY 1, 1998)



                             BACKGROUND INFORMATION

A. Packaging Coordinators, Inc. (the "Company") maintains a profit sharing plan known as the PCI-PR Profit Sharing and Retirement Savings Plan (the "Plan") for the benefit of its employees and their beneficiaries who are residents of Puerto Rico.

B. Pursuant to Section 11.02 of the Plan, the Company may amend the Plan at any time.

C. The Company desires to amend the Plan to add a cash or deferred arrangement to the Plan in accordance with Section 1165(e) of the Puerto Rico Internal Revenue Code of 1994, as amended, (the "Code") and a provision for discretionary matching contributions.

D. The Company desires to change the name of the Plan to reflect the coverage of employees at additional Puerto Rican entities and include Allegiance PRO Inc. as a Participating Employer in the Plan.

E. The sole director of the Company has authorized this amendment to the Plan pursuant to an Action in Writing by the Sole Director of Packaging Coordinators, Inc.

F. All provisions in this Second Amendment shall be effective as of January 1, 2000, unless another date is specified herein.


                              AMENDMENT TO THE PLAN


1. The name of the Plan shall be changed to "Cardinal Health, Inc. Profit Sharing & Retirement Savings Plan for Employees of Puerto Rico."

2. A new Section is hereby added to Article I of the Plan immediately following the definition of "Compensation" and immediately preceding the definition of "Disability," with all sections thereafter sequentially renumbered, to read as follows:

         Section 1.09. COMPENSATION DEFERRAL ACCOUNT. The portion of a Participant's Account credited with Compensation Deferral Contributions under
Section 3.09 of the Plan, and adjustments relating thereto.

3. A new Section is hereby added to Article I of the Plan immediately following the definition of "Former Participant" and immediately preceding the definition of "Income," with all section thereafter sequentially renumbered, to read as follows:

         Section 1.18. HIGHLY COMPENSATED EMPLOYEE. For purpose of the limitations on Compensation Deferral Contributions set forth in Section 3.14 of the Plan, an Employee who is more highly compensated than two-thirds (2/3rds) of all Employees eligible to make Compensation Deferral Contributions under the Plan.

4. A new Section is hereby added to Article I of the Plan immediately following the definition of "Leased Employee" and immediately preceding the definition of "Nonforfeitable," to read as follows:

         Section 1.22. MATCHING ACCOUNT. The portion of a Participant's Account credited with Matching Contributions pursuant to Section 3.11, and adjustments relating thereto.

5. A new Section is hereby added to Article I of the Plan immediately following the definition of "Nonforfeitable Account Balance" and immediately preceding the definition of "Normal Retirement Age," to read as follows:

         Section 1.25. NON-HIGHLY COMPENSATED EMPLOYEE. Any Eligible Employee who has reached his Entry Date and who is not a Highly Compensated Employee.

6. Section 1.38 of the Plan entitled "Terms Defined Elsewhere" is hereby amended by the addition of the following terms and corresponding Plan sections inserted in their proper alphabetical order:

         Actual Deferral Percentage              Section 3.14A
         Compensation Deferral Contribution      Section 3.09

7. Section 2.01 of the Plan is hereby amended in its entirety to read as follows:

         Section 2.01. ELIGIBILITY. Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in the Packaging Coordinators, Inc. Profit Sharing Plan and/or in the Packaging Coordinators, Inc. Money Purchase Pension Plan on the day before the Effective Date of this Plan shall continue as a Participant in this Plan. Eligible Employees of a Participating Employer identified in Appendix A shall become Participants in the Plan as of the date of participation specified therein, or, if no date is specified, in accordance with the general provisions of this Section. Any other Eligible Employee who is employed by the Employer on and after July 1, 1999, shall become a Participant upon completion of 180 days of Service; provided, however, that an Eligible Employee who is employed by the Employer prior to July 1, 1999, shall become a Participant upon completion of six months of Service. Notwithstanding the foregoing, with respect to any Eligible Employee who is Part-time Employee, such eligible Part-time Employee must complete a Year of Service within a single Eligibility Computation Period in order to participate in the

Plan. Each Eligible Employee shall become a Participant in the Plan as of the entry date coinciding with his satisfaction of these requirements.

8. Section 2.03 of the Plan is hereby amended in its entirety to read as follows:

         Section 2.03. ENROLLMENT. Prior to each Entry Date, the Committee shall notify each Employee who is eligible to open a Compensation Deferral Account and shall explain the rights, privileges and duties of a Participant in the Plan. Each Eligible Employee may enroll as a Participant in the Compensation Deferral portion of the Plan at any time on or after his Entry Date, by properly completing the enrollment procedures established at the time by the Committee, or by following such other reasonable procedures as the Committee may implement. The Committee may establish rules and procedures governing the time and manner in which enrollments shall be processed. Eligible Employees shall participate in the profit sharing portion of the Plan upon their eligibility to share in Profit Sharing Contributions or Special Contributions in accordance with reasonable enrollment procedures established by the Committee. Each Eligible Employee must complete a Beneficiary Designation Form on the forms provided by the Committee prior to the applicable Entry Date, or by following such other reasonable procedures as the Committee may implement.

9.       Section 3.02 is hereby amended in its entirety to read as follows:

         Section 3.02. PROFIT SHARING CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust an amount determined by the Board from time to time in its discretion. Such contributions will be in the form of "PROFIT SHARING CONTRIBUTIONS." The amount contributed in any year may vary, in the Employer's discretion, among the Participating Employers, and the discretionary amounts so contributed shall be allocated only among the eligible Participants of the Participating Employer for which the contribution was made. Whenever the Employer elects to contribute different amounts for a Plan Year on behalf of different Participating Employers, the Committee shall notify the Trustee, in writing, of the amount of the contribution allocable to each group for allocation to the eligible Participants employed within each group.

10. The first sentence of Section 3.06 of the Plan is hereby deleted in its entirety and replaced with the following:

         Subject to any restoration allocation required under Section 4.05, the Committee shall allocate and use the amount of a Participant's benefit forfeited under the Plan to reduce its Profit Sharing Contribution and/or Matching Contribution for the Plan Year in which the forfeiture occurs.

11. The first two sentences of Section 3.01 of the Plan are hereby deleted in their entirety and replaced with the following:

         The Committee, or, if the Committee so determines, the Trustee, shall maintain an Account for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for "Compensation Deferral

Contributions," "Matching Contributions" and "Profit Sharing Contributions," as defined below. If a Participant has made a "Rollover Contribution" or "Transfer Contribution," as defined below, separate subaccounts shall be established for such contributions as well.

12. A new Section 3.09 is hereby added to the end of Article III of the Plan immediately following Section 3.08 to read as follows:

         Section 3.09. COMPENSATION DEFERRAL CONTRIBUTIONS. For any Plan Year, each Participant may elect to have allocated to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage, rounded to the nearest dollar, of not less than one percent but not more than the lesser of $8,000 or 10% of his Compensation for such Plan Year. Such amount shall be known as the Participant's "COMPENSATION DEFERRAL CONTRIBUTION." A Participant's Compensation for the Plan Year shall be reduced by the amount of the allocation he elects for such Plan Year. All elections shall be made at the time, in the manner, and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections, and shall become effective as of the first pay period as is administratively practicable after the election is properly made.

13. A new Section 3.10 is hereby added to the end of Article III of the Plan immediately following the new Section 3.09, above, to read as follows:

         Section 3.10. CHANGES AND SUSPENSIONS OF COMPENSATION DEFERRAL CONTRIBUTIONS. A Participant may change the rate of Compensation Deferral Contributions to his Account at any time during the Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant's Compensation Deferral Contributions, by communicating such rate of change in accordance with uniform rules and procedures established by the Committee regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Committee in accordance with its uniform rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Compensation Deferral Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Committee, which rules and procedures may be changed from time to time.

14. A new Section 3.11 is hereby added to the end of Article III of the Plan immediately following the new Section 3.10, above, to read as follows:

         Section 3.11 MATCHING CONTRIBUTIONS. For each Plan Year, the Employer may contribute to each eligible Participant's Account a "Matching Contribution" in an amount determined by the Employer from time to time in its discretion. The amount or rate of the Matching Contribution shall be announced to Participants and other Eligible Employees, and suspended or changed on a prospective basis only. The discretionary Matching Contribution amounts or rates of contribution to be allocated to among eligible Participants of each Participating Employer may vary.

         If the Employer so elects, the Employer may also make Matching Contributions to the Plan which are "QUALIFIED MATCHING CONTRIBUTIONS." Qualified Matching Contributions shall mean Matching Contributions that are at all times Nonforfeitable and subject to the distribution requirement imposed on Compensation Deferral Contributions when made to the Plan. Additional contributions subject to these rules may be made by the Employer, or some of all of the existing Matching Contributions may be designated as fully vested and subject to the distribution restrictions, in order to satisfy the nondiscrimination provisions of the Plan.

15. A new Section 3.12 is hereby added to the end of Article III of the Plan immediately following the new Section 3.11, above, to read as follows:

         Section 3.12 MATCHING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT. Only Participants who have made Compensation Deferral Contributions during the Plan Year shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.11. The allocation of Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Compensation Deferral Contributions being matched. No Matching Contributions shall be made, however, with respect to "Excess Compensation Deferrals" as defined in Section 3.14A(ii) of the Plan.

         Matching Contributions shall become Nonforfeitable in accordance with
Section 4.01 of the Plan. In any event, Matching Contributions shall be fully vested and Nonforfeitable at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of Matching Contributions shall be made in accordance with Section 4.03 of the Plan.

16. A new Section 3.13 is hereby added to the end of Article III of the Plan immediately following the new Section 3.12, above, to read as follows:

         Section 3.13. QUALIFIED NON-ELECTIVE CONTRIBUTIONS. If the Employer so elects, the Employer may make "Qualified Non-elective Contributions" under the Plan on behalf of all Participants or all Participants who are Non-highly Compensated Employees in order to satisfy the Actual Deferral Percentage test. For purposes of this Article III, Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when made; and that are distributable only in accordance with the distributions provisions that are applicable to Compensation Deferral Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated to Participants' Accounts in the same proportion that each Participant's Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation for all Participants for the Plan Year (or of all Non-highly Compensated Employees, as applicable).

17. A new Section 3.14 is hereby added to the end of Article III of the Plan immediately following new Section 3.13, above, to read as follows:

         Section 3.14 LIMITATIONS APPLICABLE TO COMPENSATION DEFERRAL CONTRIBUTIONS.

         A. DEFINITIONS. For purposes of this Section 3.14, the following definitions shall apply:

                  (i) "ACTUAL DEFERRAL PERCENTAGE," for each Plan Year, means the average of the ratios (calculated separately for each Participant in the specified group) of:

                           a.       the amount of Compensation Deferral
                                    Contributions actually paid over to the
                                    Trust Fund on behalf of each such
                                    Participant for such Plan Year, including
                                    Excess Compensation Deferrals, to

                           b. the Participant's Compensation for such Plan Year for the period during which he was a Participant in the Plan.

                  (ii) "EXCESS COMPENSATION DEFERRALS," with respect to any Plan Year, means the excess of:

                           a.       The aggregate amount of Employer
                                    contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

                           b. The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in the order of their Actual Deferral Percentages, beginning with the highest of such percentages and continuing until the Actual Deferral Percentage test is satisfied).

         B. ACTUAL DEFERRAL PERCENTAGE TEST. In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Employee elections, would be more than the greater of:

                  (i) the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current Plan Year, multiplied by 1.25, or

                  (ii) the lesser of two percent plus the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current Plan Year or the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current Plan Year multiplied by two, the deferral elections of the Highly Compensated Employees shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of subparagraphs (i) or
                  (ii) of this subsection B. Alternatively, or in addition to the reduction calculated above, if the Employer has made any Qualified Matching or Qualified Non-elective Contributions for the Plan Year in question, the Committee may elect to treat all or any part of any such contributions as Compensation Deferral Contributions to the extent necessary to satisfy the Actual Deferral Percentage test of this section.

         C. CORRECTION OF EXCESS COMPENSATION DEFERRALS. The amount of Excess Compensation Deferrals to be distributed to a Highly Compensated Employee (as described in Section 3.15) are determined in accordance with the leveling method. Under the leveling method, the actual deferral percentages of individual Highly Compensated Employees are reduced, with the highest actual deferral percentage being reduced until either the Actual Deferral Percentage test is satisfied or it equals the next highest actual deferral percentage. These actual deferral percentages are then reduced until either the Actual Deferral Percentage test is satisfied or the next highest level of actual deferral percentages is reached. These reductions shall continue until the Actual Deferral Percentage test is satisfied.


18. A new Section 3.15 is hereby added to the end of Article III of the Plan immediately following the new Section 3.14, above, to read as follows:

         Section 3.15. DISTRIBUTION OF EXCESS COMPENSATION DEFERRALS. Notwithstanding any other provision of this Plan, Excess Compensation Deferrals, plus any Income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Compensation Deferrals were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Compensation Deferrals attributable to each of such Employees under the leveling methodology described in Section 3.14C.

         Excess Compensation Deferrals shall be adjusted for any Income or loss. The Plan Administrator shall determine whether such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (the "GAP PERIOD"). The income or loss allocable to Excess Compensation Deferrals is the sum of: (i) income or loss allocable to the Participant's Compensation Deferral Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Compensation Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Compensation Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and (ii) if the corrective distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Committee may determine the income or loss allocable to Excess Compensation Deferrals under any reasonable method which does not violate the general nondiscrimination rules, is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

19. Section 4.01.A. of the Plan is hereby amended in its entirety to read as follows:

         A. VESTING - IN GENERAL. A Participant's interest in his Compensation Deferral Account, Rollover Account and Transfer Account, if any, shall at all times be fully vested and Nonforfeitable. A Participant's interest in his Profit Sharing Account and Matching Contributions Account shall be fully vested and Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date), or if his employment terminates as a result of death or Disability. Notwithstanding any provision in an applicable Appendix to the Plan, if a Participant's employment terminates prior to Normal Retirement Age for any reason other than death or Disability, then for each Year of Service, he shall receive a Nonforfeitable percentage of his Profit Sharing Account and Matching Contributions Account (forfeiting the balance) equal to the following:

                  Years of Service                                     Nonforfeitable Percentage
                  ----------------                                     -------------------------
                  Less than three (3)                                            0%
                  At least three (3) but less than four (4)                      20%
                  At least four (4) but less than five (5)                       40%
                  At least five (5) but less than six (6)                        60%
                  At least six (6) but less than seven (7)                       80%
                  At least seven (7) or more                                    100%

         If an Appendix to the Plan provides for an alternate vesting schedule applicable to certain Participating Employers, such alternate vesting schedule will control.

20. A new Section 5.17 shall be added to the end of Article V of the Plan to read as follows:

         5.17. NO DISTRIBUTION PRIOR TO SEPARATION FROM SERVICE, DEATH OR DISABILITY. Except as provided below, Compensation Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's election, earlier than upon Separation from Service, death or Disability.

         Such amounts may also be distributed upon:

         A. Termination of the Plan without the establishment of a successor plan.

         B. The disposition by a corporation to an unrelated corporation of substantially all of the assets used by such corporation in its trade or business with respect to Employees who continue employment with the corporation acquiring such assets.

         C. The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary with respect to Employees who continue employment with such subsidiary.

         D. The attainment by the Participant of age 59 1/2, as described in Section 6.02 herein.

21. Appendix A to the Plan is hereby amended and replaced by the Appendix A attached hereto.

22. A new Appendix B is hereby added to the Plan in the form attached hereto.

23.      All other provisions of the Plan shall remain in full force and effect.

                                   APPENDIX A


                             PARTICIPATING EMPLOYERS

                          Packaging Coordinators, Inc.

                          Packaging Coordinators Incorporated, Caribe

                          Tri-Line Co., Inc.

                          Allegiance PRO Inc. (Effective as of January 1, 2000)

                                   APPENDIX B



                  SPECIAL RULES REGARDING ELIGIBLE EMPLOYEES OF
                               ALLEGIANCE PRO INC.



Effective January 1, 2000, Eligible Employees of Allegiance PRO Inc. shall be eligible to participate in the Plan. All provisions of the Plan shall be effective with respect to such Eligible Employees; provided, however, that the provisions of this Appendix B shall replace the general provisions of the Plan, as indicated.


1. The vesting schedule set forth in Section 4.01.A. shall be replaced with the following:

         Years of Service                          Nonforfeitable Percentage
         ----------------                          -------------------------

         Less than one (1)                                   0%
         At least one (1) but less than two (2)              20%
         At least two (2) but less than three (3)            40%
         At least three (3) but less than four (4)           60%
         At least four (4) but less than five (5)            80%
         At least five (5) or more                          100%

                                 THIRD AMENDMENT
                                     TO THE
                              CARDINAL HEALTH, INC.
                    PROFIT SHARING & RETIREMENT SAVINGS PLAN
                          FOR EMPLOYEES OF PUERTO RICO
                         (EFFECTIVE AS OF JULY 1, 1998)


                             BACKGROUND INFORMATION

A. Packaging Coordinators, Inc. (the "Company") maintains a profit sharing plan known as the Cardinal Health, Inc. Profit Sharing & Retirement Savings Plan for Employees of Puerto Rico (the "Plan") for the benefit of its employees and their beneficiaries who are residents of Puerto Rico.

B. Pursuant to Section 11.02 of the Plan, the Company may amend the Plan at any time.

C. The Company desires to amend the Plan to permit the use of forfeitures to offset some or all of the reasonable expenses of the Plan.

D. The sole director of the Company has authorized this amendment to the Plan pursuant to an Action in Writing by the Sole Director of Packaging Coordinators, Inc.

E. All provisions in this Third Amendment shall be effective as of July 1, 1999, unless another date is specified herein.


                              AMENDMENT TO THE PLAN


1.       Section 3.06 of the Plan is amended in its entirety to read as follows:

         Section 3.06. ALLOCATION OF FORFEITURES. Subject to any restoration allocation required under Section 4.05, the Committee shall allocate and use all or a portion of the amount of a Participant's benefit forfeited under the Plan to either pay reasonable expenses of the Plan (to the extent not paid by the Employer) or reduce its Profit Sharing Contributions and/or Matching Contribution, as determined by the Committee, for the Plan Year in which the forfeiture occurs. The Committee shall continue to hold the undistributed, nonvested portion of a terminated Participant's benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 4.03.

2.       All other provisions of the Plan shall remain in full force and effect.

                                                                       EXHIBIT 1


                                 THIRD AMENDMENT
                                     TO THE
                              CARDINAL HEALTH, INC.
                    PROFIT SHARING & RETIREMENT SAVINGS PLAN
                          FOR EMPLOYEES OF PUERTO RICO
                         (EFFECTIVE AS OF JULY 1, 1998)


                             BACKGROUND INFORMATION

A. Packaging Coordinators, Inc. (the "Company") maintains a profit sharing plan known as the Cardinal Health, Inc. Profit Sharing & Retirement Savings Plan for Employees of Puerto Rico (the "Plan") for the benefit of its employees and their beneficiaries who are residents of Puerto Rico.

B. Pursuant to Section 11.02 of the Plan, the Company may amend the Plan at any time.

C. The Company desires to amend the Plan to permit the use of forfeitures to offset some or all of the reasonable expenses of the Plan.

D. The sole director of the Company has authorized this amendment to the Plan pursuant to an Action in Writing by the Sole Director of Packaging Coordinators, Inc.

E. All provisions in this Third Amendment shall be effective as of July 1, 1999, unless another date is specified herein.


                              AMENDMENT TO THE PLAN


1.       Section 3.06 of the Plan is amended in its entirety to read as follows:


         Section 3.06. ALLOCATION OF FORFEITURES. Subject to any restoration allocation required under Section 4.05, the Committee shall allocate and use all or a portion of the amount of a Participant's benefit forfeited under the Plan to either pay reasonable expenses of the Plan (to the extent not paid by the Employer) or reduce its Profit Sharing Contributions and/or Matching Contribution, as determined by the Committee, for the Plan Year in which the forfeiture occurs. The Committee shall continue to hold the undistributed, nonvested portion of a terminated Participant's benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 4.03.

2.       All other provisions of the Plan shall remain in full force and effect.